Exhibit 99.1

Press Release

SEASONED SILICON VALLEY FINANCIAL EXECUTIVE JOINS BIOPHARMX CORPORATION AS CHIEF FINANCIAL OFFICER

MENLO PARK, Calif., August 12, 2015 — BioPharmX Corporation (NYSE MKT: BPMX), a Silicon Valley-based specialty pharmaceutical company, has appointed 20-year finance veteran, Greg Kitchener, to be executive vice president of finance and chief financial officer.

Mr. Kitchener brings more than two decades of accounting and finance experience to the company. He will be responsible for all finance, administrative and investor relations functions.

“Greg joins BioPharmX at an important time in our company’s growth, immediately following our listing on the NYSE MKT and the recent successful commercial launch of Violet®, our breast health supplement for the relief of premenstrual breast discomfort,” said Jim Pekarsky, chief executive officer and co-founder of BioPharmX.  “His wealth of public company experience will be valuable as we continue to build our company and advance our product development plans and launch a clinical trial program for our topical acne drug.”

Mr. Kitchener most recently served as vice president of finance at Cepheid, a publicly-traded healthcare company, where he focused on corporate planning and analysis, treasury, raising capital, and supporting a nationally recognized investor relations program.  During his tenure, Cepheid experienced continued year over year growth in its commercial clinical business.  He previously held financial leadership positions at Synopsys and Cisco Systems, both publicly-traded technology companies.  Earlier, he worked at Charles Schwab and Waddell & Reed.  Mr. Kitchener holds a Bachelor of Science in Mathematics from the University of California, Santa Cruz and a Master of Business Administration from Cornell University.

His first day on the job at BioPharmX was Aug. 10.

Pursuant to NYSE MKT rules regarding the disclosure of grants issued outside of stockholder approved plans: In connection with his appointment as executive vice president of finance and chief financial officer, the compensation committee of BioPharmX Corporation’s board of directors awarded Mr. Kitchener a non-qualified stock option to purchase 235,000 shares of BioPharmX Corporation’s common stock.  His stock option will vest at the rate of 25% of the shares on (i) the first anniversary of the commencement of Mr. Kitchener’s employment with the Company, and then one forty-eighth (1/48) of the shares monthly thereafter, subject to Mr. Kitchener’s continued service with BioPharmX.  The stock option was granted as an inducement material to Mr. Kitchener’s employment in accordance with Section 711(a) of the NYSE MKT Company Guide.

About BioPharmX Corporation

BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (“OTC”), and supplement applications in the health and wellness markets, including women’s health and dermatology.  To learn more about BioPharmX, visit www.BioPharmX.com.

Forward-Looking Statements

Statements in this news release relating to the business of BioPharmX, which are not historical facts, are “forward-looking statements.”  These forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” or similar expressions that are intended to identify such forward-looking statements.  All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company’s filings with the Securities and Exchange Commission (SEC).  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this news release are made only as of the date hereof and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a pending trademark and Violet is a registered trademark of BioPharmX, Inc.  All other brand names are trademarks or registered trademarks of their respective holders.

Contact:

Nina Brauer, Sr. Manager Marketing and Communications, BioPharmX Corporation

P:  650-889-5030

investors@biopharmx.com

Amato and Partners, LLC

Investor Relations Counsel

90 Park Avenue, 17th Floor

New York, NY 10016

P:  212-430-0360

admin@amatoandpartners.com